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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



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                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                          Date of Report: May 30, 2000
                       (Date of earliest event reported)



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                            GENCOR INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

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
Delaware                                0-3821                                 59-0933147
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
(State or other jurisdiction of       (Commission File Number No.)            (IRS Employer Identification No.)
incorporation or organization)

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            5201 NORTH ORANGE BLOSSOM TRAIL, ORLANDO, FLORIDA 32810
               (Address of principal executive offices, zip code)


                                 (407) 290-6000
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         The Registrant was advised on May 23, 2000 by the American Stock
Exchange LLC (the "Exchange") that the listing and registration of Registrant's common stock with the "Exchange" will be stricken and terminate as of June 1, 2000 because the ongoing worldwide re-audit (as reported in Registrant's 8-K filing on January 12, 2000) was not completed before May 9, 2000 so as to allow
Registrant to complete all SEC filing requirements.

         The Registrant believes that the re-audit in fact is progressing well - considering the magnitude of the task due to Registrant's worldwide operations and the fact that the audit covers the period of two (2) fiscal years, 1998 and 1999.

         The Registrant intends to accomplish all SEC filings promptly upon the completion of the audits expected in the near future, and to act to commence trading of its common stock on the pink sheets as well as to list with one of the major stock exchanges as soon as possible.

         Information contained in this Report, other than historical information, may be considered forward-looking in nature. As such, it is based upon certain assumptions and is subject to various risks and uncertainties, which may not be controllable by the Registrant. Some of these assumptions, which relate to the re-audit, are that (i) the auditors are able to complete their work as scheduled, and (ii) there are no other unforeseen delays in the conduct of the re-audit. To the extent that these assumptions prove to be incorrect, or should any of these risks or uncertainties materialize, the actual results may vary materially from those which were anticipated.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GENCOR INDUSTRIES, INC.
                                             (Registrant)

Date:  May 30, 2000                      By: /s/ JOHN E. ELLIOTT
                                             ------------------------
                                             John E. Elliott
                                             Executive Vice President